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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2002

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)
0-71044 (Commission File Number)	88-0446145 (IRS Employee Identification No.)
3440 West Russell Road, Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant's telephone number, including area code  (702) 889-7695

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On November 21, 2002, Herbst Gaming, Inc., a Nevada corporation ("Herbst Gaming") and certain of its subsidiaries entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), with Anchor Coin, a Nevada corporation that is a wholly-owned subsidiary of International Game Technology. Under the Asset Purchase Agreement, Herbst Gaming will acquire substantially all of the slot route assets and properties at a purchase price, subject to adjustment, of $62.0 million. The purchase price may be adjusted up or down based upon the result of Anchor Coin's slot route trailing twelve month EBITDA to be calculated immediately prior to the purchase of the assets by Herbst Gaming. Herbst Gaming's obligation to purchase the slot route assets and Anchor Coin's obligation to sell its slot route assets is subject to the satisfaction or waiver of certain conditions, including but not limited to, the accuracy of the respective representations or warranties contained in the agreement, no material adverse change in Anchor Coin's slot route business, obtaining the financing required to complete the transaction, obtaining consent of the Nevada Gaming Commission, expiration of the waiting period under the Hart-Scott-Rodino Act, and other normal and customary closing conditions.

        For additional information concerning the foregoing, reference is made to Herbst Gaming's press release dated December 20, 2002, a copy of which is attached as an exhibit hereto and incorporated by reference herein.

  FORWARD-LOOKING STATEMENTS

        Statements in this Form 8-K regarding Herbst Gaming, which are not historical facts, are "forward looking" statements under the Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties, including pre-closing risks, occurrences of material adverse events that would delay or prevent the closing, failure to obtain certain regulatory and third-party approvals, the adoption of new unfavorable gaming laws and uncertainties generally associated with the slot route and casino operations. No assurance can be given that Herbst Gaming will consummate the proposed transaction on a timely basis or at all.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not Applicable.
(b)	Pro Forma Financial Information.
Not Applicable.
(c)	Exhibits.
	99.01	Press release jointly issued by Herbst Gaming and International Game Technology on December 20, 2002 (announcing the execution of the Asset Purchase Agreement).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC. (Registrant)
Date: December 20, 2002	By:
/s/ EDWARD J. HERBST Edward J. Herbst Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.01	Press release issued jointly by Herbst Gaming and International Game Technology on December 20, 2002 (announcing the execution of the Asset Purchase Agreement).

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  Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX